SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2006

O2 SECURE WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-32882	45-0526044
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3300 Holcomb Bridge Rd., Suite 226

Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

(678) 942-0684

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On September 11, 2006, O2 Secure Wireless, Inc. (the "Company") entered into a Regulation S Securities Purchase Agreement (the “Agreement”) with Transfer Management International, Ltd. (“Transfer Management”).  Under the Agreement, the Company agreed to issue Transfer Management up to 2,333,333 shares of its common stock for $0.30 per share.  The Company is obligated to issue Transfer Management the appropriate number of shares promptly after the receipt of funds from Transfer Management.  The Agreement expires on September 30, 2006.  The shares will be issued in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933 (the “Securities Act”).

Pursuant to the Agreement, the Company also entered into a Registration Rights Agreement, under which the Company agreed to file a registration statement to register all shares sold under the Agreement for

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resale under the Securities Act within 30 days after the expiration of the Agreement.  Under the Registration Rights Agreement, the Company agreed to pay all costs associated with filing and maintaining the registration statement, and agreed to continue the registration in effect until all shares have been sold or the shares are eligible for sale under Rule 144(k) under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired:  Not applicable.

(b)

Pro Forma Financial Information:  Not applicable.

(c)

Exhibits:

Regulation S-B No.	Description
10.1	Regulation S Securities Purchase Agreement between the Company and Transfer Management International, Ltd. dated September 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2006	O2 SECURE WIRELESS, INC. /s/ T. Scott Conley T. Scott Conley, Chief Executive Officer

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